As filed with the Securities and Exchange Commission on July 27, 2001
                                            Registration Statement No. 333-77059

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------

                         Post-effective Amendment No. 3
                                       to
                                    FORM S-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            -------------------------

                         HANDY HARDWARE WHOLESALE, INC.
               (Exact name of Registrant as specified in charter)

     Texas                      8300 Tewantin Drive          74-1381875
(State of Incorporation)     Houston, Texas  77061           (I.R.S. Employer
                               (713) 644-1495                Identification No.)
                        (Address and telephone number of
                    Registrant's principal executive offices)
                            -------------------------

   James D. Tipton                                         Copy to:
   President                                               Bo C. Chandler
   Handy Hardware Wholesale, Inc.                Jenkens & Gilchrist,
   8300 Tewantin Drive                           A Professional Corporation
   Houston, Texas 77061                          Suite 1800, 1100 Louisiana
   (713) 644-1495                                Houston, Texas 77002
           (Name, address and telephone number of agent for service)
                            -------------------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: |X|

     If the Registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following box: |X|


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                         HANDY HARDWARE WHOLESALE, INC.
                       Deregistration of Unsold Shares of
                   Class A Common Stock, Class B Common Stock
                               and Preferred Stock

     Pursuant to this Registration Statement No. 333-77059 on Form S-2, Handy Hardware Wholesale, Inc., a Texas corporation (the "Company"), registered shares of its Class A Common Stock, Class B Common Stock and Preferred Stock for offering to the Company's member-dealers. The offering commenced April 29, 1999 and terminated on April 30, 2001.

     The Company hereby deregisters the shares of Class A Common Stock, Class B Common Stock and Preferred Stock that were not sold pursuant to the Registration Statement, as summarized below:


                                                            No. unsold &
                           No. originally    No. sold          hereby
                            registered                      deregistered

Class A Common Stock           5,000          2,210             2,790
Class B Common Stock          20,000         15,039             4,961
Preferred Stock               25,000         15,589.25          9,410.75

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant, Handy Hardware Wholesale, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas on July 27, 2001.

                                   HANDY HARDWARE WHOLESALE, INC.,



                                   James D. Tipton
                                   President and Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                         Title                               Date
---------                         -----                               ----

/s/ James D. Tipton           President, Chief Executive        July  27, 2001
-------------------           Officer and Director
    James D. Tipton

/s/ Tina S. Kirbie            Chief Financial and               July  27, 2001
-------------------           Accounting Officer
    Tina S. Kirbie

/s/ Doug Ashy, Jr.*            Director                         July  27, 2001
-------------------
    Doug Ashy, Jr.

/s/ Norman J. Bering, II*      Director                         July  27, 2001
-------------------
    Norman J. Bering, II

/s/ Craig Blum*                Director                         July  27, 2001
-------------------
    Craig Blum

/s/ Susie Bracht-Black*        Director                         July  27, 2001
-------------------
    Susie Bracht-Black

/s/ Samuel J. Dyson*           Director                         July  27, 2001
-------------------
    Samuel J. Dyson

/s/ Ben J. Jones*              Director                         July  27, 2001
-------------------
    Ben J. Jones

/s/ Richard Lubke*             Director                         July  27, 2001
-------------------
    Richard Lubke

/s/ Jimmy Pate*                Director                         July  27, 2001
-------------------
    Jimmy Pate

/s/ Leroy Wellborn*            Director                         July  27, 2001
-------------------
    Leroy Wellborn



*By:     /s/ James D. Tipton
     ------------------------------------------------
         James D. Tipton
         Attorney-in-Fact pursuant to power of
         attorney contained in original filing of
         this Registration Statement